Exhibit 10.6

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is entered into, as of April 15, 2014 (the “Effective Date”), by and between Moelis & Company Group LP, a Delaware limited partnership, having an address at 399 Park Avenue, 5th Floor, New York, NY 10022 (“Licensor”) and Kenneth Moelis (“Principal”).  Licensor and Licensee may be referred to herein individually as a “Party,” and collectively as the “Parties,” to this Agreement.

WITNESSETH:

WHEREAS, Licensor and certain of its Affiliates were founded by affiliates of Principal and have conducted their businesses using the corporate name, trade name, trademark and service mark “MOELIS”;

WHEREAS, pursuant to the Master Separation Agreement between Licensor and Moelis Asset Management LP dated April 15, 2014, Moelis Asset Management LP will operate independently from Licensor and, as of the effective date of such Separation Agreement, Principal shall continue to have an ownership interest in and be involved in the conduct of the respective businesses of Licensor and Moelis Asset Management LP;

WHEREAS, Licensor owns all right, title and interest in the Licensed Mark; and

WHEREAS, Principal’s Progeny (collectively, “Licensees”) desire to obtain from Licensor, and Licensor desires to grant to Licensees, a license under the terms and conditions set forth herein to use the Licensed Mark in the conduct of the Business.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01                        Defined Terms.  As used in this Agreement, capitalized terms shall have the meaning ascribed to them herein, including the following:

“Affiliate” means, when used with respect to any Person, any other Person that Controls, is Controlled by or is under common Control with such Person, whether through ownership of voting securities or otherwise.  Notwithstanding the foregoing, for the purposes of this Agreement no Party shall be considered an Affiliate of another Party.  It is acknowledged that after the date of this Agreement, Persons who are not presently Affiliates of a Party may become Affiliates of such Party, and Persons who are presently Affiliates of a Party may cease to be Affiliates of such Party.

“Business” means the business of (i) asset management, investment advice, namely, investment management and investment of funds for others, including, without limitation, private and public equity and debt investment services and (ii) investment banking and financial advisory services.

“Control” means (i) ownership, directly or indirectly, of more than fifty percent (50%) of the shares or other equity interests in issued or registered capital of such Person, (ii) control, directly or indirectly, of more than fifty percent (50%) of the voting power of such Person or (iii) the power, directly or indirectly, to appoint a majority of the members of the board of directors or similar governing body of such Person, or the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person by contract or otherwise, and the terms “Controlled” and “Controlling” shall have correlative meanings.

“Effective Date” has the meaning set forth in the Preamble to this Agreement.

“Governmental Authority” means any government of the United States or any other jurisdiction as appropriate in the context, including the individual provinces, directly administered municipalities, autonomous regions, states or other subdivisions thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock or commodities exchange, industry self-regulatory organization or any other quasi-governmental entity.

“Laws” means all statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any governmental entity.

“Licensed Mark” means the mark “MOELIS.”

“Losses” means all damages, losses, liabilities, penalties, interest, judgments, assessments, costs and expenses, including reasonable attorney’s fees and disbursements.

“Permitted Sublicensee” means, with respect to any Licensee, as of any date of determination, any other Person as to which such Licensee Controls or owns, directly or indirectly, more than 20% of the economic interests of (i) such Person or (ii) its general partner or management company.

“Person” means any natural person, legal person, enterprise, corporation, partnership, limited liability company, company limited by shares, trust or joint venture, and shall include any successor (by merger or otherwise by operation of law) of such entity.

“Progeny” means any descendant of Principal, including his children and grandchildren and any of their direct descendants.

“Term” shall have the meaning set forth in Section 8.01.

“Termination Date” means the date upon which the Term ends in accordance with Article VIII.

1.02                        Other Definitional Provisions.  As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented and not to any particular subdivision contained in this Agreement.  The word “including” when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means “including, without limitation”.  References herein to an Article, Section, subsection or clause shall refer to the appropriate Article, Section, subsection or clause of this Agreement, unless expressly stated otherwise.

ARTICLE II
GRANT OF LICENSE

2.01                        Grant of Trademark License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to each Licensee: a perpetual, irrevocable (except as provided in Article VIII), non-transferable (except as expressly permitted under Section 9.07), sublicensable (solely in accordance with Section 2.04), royalty-free, fully paid, worldwide, and non-exclusive right and license to use the Licensed Mark solely in the conduct of the Business during the Term (the “License”).  Use of the Licensed Mark by any Licensee pursuant to the License as a corporate or trade name, trademark, service mark or reasonably and customarily related uses (e.g., Internet domain name use) shall at all times include such individual’s first name, initial or initials, or other personal identifier.  Subject to the terms and conditions of this Agreement, a Licensee may make good-faith uses of other words or terms in conjunction or association with the Licensed Mark, provided that such Licensee shall not use “MOELIS & COMPANY,” “MOELIS AND COMPANY,” “MOELIS & CO.,” “MOELIS AND CO.,” “MC,” “MOELIS ASSET MANAGEMENT,” OR “MOELIS CAPITAL PARTNERS” (the “Excluded Marks”) as a name or mark.

2.02                        Notice to Licensor.  Each Licensee shall promptly notify Licensor in writing prior to such Licensee’s first use of the Licensed Mark as a corporate or trade name, trademark or service mark in connection with the Business pursuant to the License.

2.03                        Rights Reserved.  Licensor hereby reserves the right to use and grant others the right to use the Licensed Mark alone or in association with any other name, trademark, service mark or other term, matter or material for any purpose whatsoever in any jurisdiction.

2.04                        Sublicensing.

(a)                                 The License includes the right of any Licensee to grant sublicenses of the Licensed Mark solely to Permitted Sublicensees.  Such Licensee shall ensure that its Permitted Sublicensees comply with all provisions of this Agreement applicable to such Licensee.

(b)                                 At Licensor’s request, each Licensee shall promptly provide Licensor with a list of names and addresses of its Permitted Sublicensees.

ARTICLE III
OWNERSHIP OF THE LICENSED MARK

3.01                        Acknowledgments and Covenants of Licensee.  Each Licensee agrees that its use of the Licensed Mark under this Agreement shall inure to the benefit of Licensor, and this Agreement does not confer on any Licensee any goodwill or ownership interest in the Licensed Mark.  Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of the Licensed Mark to any Licensee.  No Licensee shall acquire any ownership rights in the Licensed Mark or any other right adverse to Licensor’s interests by virtue of this Agreement or by virtue of such Licensee’s use of the Licensed Mark, regardless of how long this Agreement remains in effect.

3.02                        Use of the Licensed Mark.  No Licensee shall pursuant to the License:  (i) use the Licensed Mark in any way that impairs their validity as a proprietary trademark or service mark; (ii) take any action that would jeopardize or impair Licensor’s ownership of the Licensed Mark, or their enforceability; (iii) register or apply for the registration of the Licensed Mark as a trademark or service mark; or (iv) use the Licensed Mark in any jurisdiction after such time that Licensee knows or has reason to know that such use infringes or otherwise violates the trademark rights or other proprietary rights of another Person.   The Parties acknowledge that uses of the Licensed Mark (but excluding the Excluded Marks) by Licensees as a corporate or trade name, trademark or service mark or reasonably and customarily related uses (e.g., Internet domain name use) in connection with goods or services other than financial services and goods or services that do not compete with the business of Licensor at such time are presumed to be unlikely to create confusion and, accordingly, shall be permitted in the absence of bad faith use by a Licensee or evidence of actual consumer confusion.

3.03                        No Other Rights or License.  Except for the License expressly granted to the Licensed Mark, nothing in this Agreement shall be construed as a grant to any Licensee of any right or license, express or implied, in or to any other intellectual property rights owned, licensed or controlled by Licensor.

ARTICLE IV
MAINTENANCE OF QUALITY CONTROL

4.01                        Promotion and Goodwill.  No Licensee shall take any action that tarnishes, disparages or diminishes the value of the Licensed Mark.  Each Licensee acknowledges that upon any termination of this Agreement, no monetary value shall be attributable to any goodwill associated with the use of the Licensed Mark by such Licensee.

4.02                        Quality of Licensee’s Services.  Licensor shall have the right to reasonably review the manner in which Licensee uses the Licensed Mark in the Business and the quality of services provided by such Licensee under the Licensed Mark, including the right to periodically request samples of materials bearing the Licensed Mark.

ARTICLE V
COMPLIANCE WITH LAW; LICENSES, PERMITS, REGULATIONS, REGISTRATIONS, ETC.

5.01                        Compliance with Law.  Each Licensee shall comply with all applicable Laws in connection with its operation of the Business, use of the Licensed Mark and the performance of its other obligations under this Agreement.

5.02                        Government Licenses, Permits, and Approvals.  Each Licensee shall be responsible for obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Authority with respect to this Agreement and the Business of Licensee, and to comply with any requirements of such Governmental Authorities.  Each Licensee shall furnish Licensor and/or its Affiliates written evidence from such Governmental Authorities of any such licenses, permits, clearances, authorizations, or regulatory approvals at Licensor’s request.

ARTICLE VI
DISCLAIMER

6.01                        DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.  LICENSOR HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE LICENSED MARK.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE LICENSED MARK ARE PROVIDED “AS IS.”

ARTICLE VII
REMEDIES FOR BREACH

7.01                        Specific Performance and Injunctive Relief.  The Parties acknowledge and agree that in the event of a material breach of this Agreement, monetary damages may be insufficient and the non-breaching Party shall be entitled to seek any and all relief, including specific performance of the obligations hereunder and injunctive relief.  Each Licensee acknowledges and agrees that (i) the Licensed Mark constitute valuable property of Licensor and have acquired valuable reputation and goodwill; (ii) violation by any Licensee of any provisions of this Agreement may cause Licensor irreparable injury not compensable by money damages for which Licensor may not have an adequate remedy at law; and (iii) if Licensor institutes an action or proceeding to enforce the provisions of this Agreement and seeks injunctive or other equitable relief as may be necessary to enjoin, prevent or curtail any breach thereof, threatened or actual, then Licensor shall be entitled to seek such relief without the posting of any bond or other security.  The foregoing shall be in addition and without prejudice to or limitation on any other rights Licensor may have under this Agreement, at law or in equity.

7.02                        Dispute Resolution.  Any dispute, controversy or claim arising out of or in connection with this Agreement, or the interpretation, breach, termination or validity thereof (“Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein and such arbitration shall be administered by the AAA.  The place of arbitration shall be New York, New York.  There shall be one arbitrator who shall be agreed upon by the parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration.  If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each party being given a limited number of strikes, except for cause.  Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with trademark or related intellectual property matters and an experienced arbitrator.  In rendering an award, the arbitrator shall be required to follow the laws of the state of New York.  The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based.  The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages.  The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator.  Judgment upon the award may be entered in any court having jurisdiction over any party or any of its assets.  Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.  All Disputes shall be resolved in a confidential manner.  The arbitrator shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration.  The parties to the arbitration shall not disclose any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by law, regulatory or governmental authority or as may be necessary in an action in aid of arbitration or for enforcement of an arbitral award.  Before making any disclosure permitted by the preceding sentence (other than private disclosure to financial regulatory authorities), the party intending to make such disclosure shall use reasonable efforts to give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.  Notwithstanding the foregoing, Licensor shall have the right to seek preliminary injunctive relief in aid of arbitration in appropriate courts of competent jurisdiction located in New York County, New York, in accordance with Section 7.01 and Licensee submits to the jurisdiction of and waives any objection to venue in any such court.

ARTICLE VIII
TERM AND TERMINATION

8.01                        Term.  This Agreement shall become effective on the Effective Date and shall be perpetual and remain in effect, unless terminated earlier pursuant to Section 8.02 through Section 8.03 (the “Term”).

8.02                        Licensee’s Right to Terminate.  Any Licensee may terminate this Agreement as to such Licensee for any reason upon providing ninety (90) days’ written notice to Licensor.

8.03                        Material Breach.  If any Licensee fails to discharge a material obligation or to correct a material default hereunder, Licensor may give written notice to such Licensee specifying the material obligation or material default and indicating an intent to terminate this Agreement if the material obligation is not discharged or the material default is not cured.  The Licensee receiving such notice shall have thirty (30) days from the date of receipt of such notice to discharge such material obligation or cure such material default.  If such material obligation is not discharged or such material default is not cured by the end of such thirty (30) day period, Licensor may terminate this Agreement as to such Licensee immediately by written notice given at any time after the end of such period; provided that the material obligation has not been discharged or the material default is continuing on the date of such termination notice.

8.04                        Termination of License.  Upon the termination of this Agreement as to any Licensee (a “Terminated Licensee”) for any reason:

(a)                                 Subject to Section 8.04(b), such Terminated Licensee’s License to use the Licensed Mark and all rights in the Licensed Mark granted to such Terminated Licensee (and its Permitted Sublicensees), immediately and automatically shall terminate;

(b)                                 Such Terminated Licensee shall (and shall cause its Permitted Sublicensees to), within nine (9) months from the termination of this Agreement (such period, the “Transitional Period”), discontinue using the Licensed Mark, and during the Transitional Period (the last day of such period being the “Cessation Date”) all of the obligations of such Terminated Licensee (and its Permitted Sublicensees) hereunder shall remain in force; and

(c)                                  Upon expiration of the Transitional Period, such Terminated Licensee shall (and shall cause its Permitted Sublicensees to) destroy all materials in their possession or control utilizing the Licensed Mark and provide confirmation of same to Licensor; provided, however, that such requirement shall not apply to internal business records of such Terminated Licensee, its Affiliates or Permitted Sublicensees.

8.05                        Change of Company Name Following Termination.  Upon or prior to the Cessation Date, a Terminated Licensee shall and shall cause its Affiliates to (i) take all steps necessary, and reasonably cooperate with Licensor and/or its Affiliates, to de-register any of such Terminated Licensee’s or its Affiliates’ corporate or trade names that incorporate the Licensed Mark and to cancel any recordation of this Agreement with any Governmental Authorities; and (ii) change its corporate and trade name to a name that does not include the Licensed Mark or any confusingly similar name or mark or any variation or derivation thereof.

8.06                        Survival.  Notwithstanding any provisions of this Article stating otherwise, Sections 3.01, 3.02, 8.03, 8.04, 8.05 and 8.06, and Articles VI, VII and IX of this Agreement shall survive any termination of this Agreement.

ARTICLE IX
MISCELLANEOUS

9.01                        Notices.  All notices hereunder to each Party shall be in writing and shall be deemed to have been given and received when (i) delivered personally (against receipt) or by courier or (ii) received by certified or registered mail, return receipt requested, postage prepaid, in each case, at the respective addresses for the Parties set forth below or at such other address as the intended recipient may specify in a notice pursuant to this Section:

If to Licensor:

399 Park Avenue, 5th Floor

New York, NY 10022

Attention: General Counsel

Fax: (212) 880-4260

If to Principal:

Kenneth Moelis

Attention: Kenneth Moelis

Fax: (310) 276-4800

or to such other respective addresses as any Party shall designate to the others by notice in writing, provided that notice of a change of address shall be effective only upon receipt.  Any Person who becomes a Party to this Agreement shall provide by notice in writing its address and fax number to each of the other Parties.

9.02                        No Agency.  Subject to the terms of the power-of-attorney provisions of this Agreement: (i) the Parties are acting as independent contractors under this Agreement, and no Party is an employee or agent of the other; (ii) nothing herein is intended to make any Party a general or special agent, legal representative, subsidiary, joint venturer, partner, fiduciary, employee or servant of any other Party for any purpose; (iii) no Party is authorized or empowered to act as an agent for any other Party or to enter into Agreements, transact business, or incur obligations for or on behalf of any other Party, nor to accept legal service of process for or on behalf of any other Party, nor to bind any other Party in any manner whatsoever; and (iv) no Party shall do or omit to do anything that might imply or indicate that it is an agent or representative of another Party, or a branch, division, or Affiliate of any other Party, or that such Party in any manner, either directly or indirectly, owns, Controls, or operates any of the other Party’s business or is in any way responsible for any other Party’s acts or obligations.

9.03                        Entire Agreement; Amendment.  This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein, supersedes all prior written agreements, negotiations and term sheets, and all prior and contemporaneous oral understandings, if any, and may not be amended except by an instrument in writing signed by each of the Parties.

9.04                        No Waiver.  No delay or failure on the part of any of the Parties in the exercise of any right granted under this Agreement, or available at law or equity, shall be construed as a waiver of such right, nor shall any single or partial exercise thereof preclude any other Party from the exercise thereof.  All waivers must be in writing and signed by the Party against whom the waiver is to be effective.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

9.05                        Severability.  In the event that any provision (or portion thereof) of this Agreement is determined by a court or arbitration to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained herein, it is the Parties’ intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under such applicable law.  The Parties shall enter into whatever amendment to this Agreement as may be necessary to effectuate such purposes.

9.06                        Governing Law.  THE CONSTRUCTION, VALIDITY, AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

9.07                        No Assignment.  No Licensee may assign or otherwise transfer its rights or obligations under this Agreement to any Person, provided that a Licensee may assign this Agreement in whole in connection with the sale or transfer of all or a significant portion of a Business or associated assets of such Business to which this Agreement relates.  Any assignment in violation of the foregoing sentence shall be void and of no force and effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, respective heirs and legal representatives.

9.08                        Remedies Cumulative.  All remedies in this Agreement are cumulative, in addition to and not in lieu of any other remedies available to a Party at law or in equity, subject only to the express limitations on liabilities and remedies set forth herein.

9.09                        DISCLAIMER OF CONSEQUENTIAL DAMAGES.  IN NO EVENT SHALL LICENSOR OR ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS HAVE ANY LIABILITY TO ANY LICENSEE OR ANY OTHER PERSON FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING PUNITIVE DAMAGES) ARISING OUT OF OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT, THE PERFORMANCE OR BREACH HEREOF, OR THE SUBJECT MATTER HEREOF WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, SUCH DAMAGES.

9.10                        Third-Party Beneficiaries.  Each Progeny shall be an intended third-party beneficiary of this Agreement and shall, without prejudice to or limitation of any other rights or remedies, have the right to exercise all rights and elections (including all licenses, privileges, remedies and protections) under this Agreement and applicable Laws with respect to this Agreement and the subject matter of each of this Agreement.  No other third party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

9.11                        No Liability for Principal.  The Parties acknowledge and agree that this Agreement is being entered into for the benefit of the Progeny, and that Principal accordingly shall have no obligations or liability under or in connection with this Agreement or the subject matter hereof.

9.12                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.13                        Further Assurances and Cooperation.  Each Party agrees to execute and deliver such other documents and to take all such other actions as the other Party may reasonably request to effect the terms of this Agreement.

9.14                        No Strict Construction; Headings.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against either Party shall apply to any term or condition of this Agreement.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

9.15                        Enforceability.  The Parties represent that this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and legally binding obligations of, such representing Party, enforceable against such representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity, where applicable.

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

MOELIS & COMPANY GROUP LP

By:	/s/ Osamu Watanabe
	Name:	Osamu Watanabe
	Title:	General Counsel

KENNETH MOELIS

/s/ Kenneth Moelis